UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 31, 2006

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-685-8888

Former name or former address if changed since last report:  no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR      240.13e-4(c))

INFOCUS CORPORATION
FORM 8-K
INDEX

Item 1.01 Entry Into a Material Definitive Agreement

Amendment to Credit Agreement and Waiver
On October 25, 2006, InFocus Corporation (“InFocus”) entered into a Sixth Amendment to Credit Agreement and Waiver (the “Amendment”) to its credit agreement with Wells Fargo Foothills, Inc. dated October 25, 2004 (the “Agreement”).

InFocus was in default of certain covenant and other provisions of the Agreement as of September 30, 2006. There were no borrowings outstanding as of that date. The Amendment waived the defaults as of September 30, 2006, extended the maturity date of the Agreement to March 31, 2007 and reduced the amount available to borrow from $25 million to $15 million.

A copy of the Amendment is attached hereto as Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition

On October 31, 2006, InFocus issued a press release announcing a net loss of $19.4 million, or $0.49 per share, on revenues of $81.2 million for its third quarter ended September 30, 2006.  InFocus also announced a net loss of $48.6 million, or $1.23 per share, on revenues of $290.9 million, for the nine months ended September 30, 2006. A copy of the press release is attached as Exhibit 99.1.

We provide in the press release certain non-GAAP financial measures, including pro forma net loss and pro forma net loss per share. As used herein, “GAAP” refers to accounting principles generally accepted in the United States. These non-GAAP financial measures exclude restructuring and other non-recurring charges from the directly comparable GAAP measures. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures. We believe the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of our business, excluding certain non-recurring and non-cash items that would normally be included in the most directly comparable GAAP financial measure. Our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibits are furnished herewith and this list is intended to constitute the exhibit index:

10.1                           Sixth Amendment to Credit Agreement and Waiver dated October 25, 2006 between InFocus Corporation and Wells Fargo Foothills, Inc.

99.1                           Press release dated October 31, 2006 regarding InFocus Corporation’s third quarter 2006 financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:October 31, 2006	INFOCUS CORPORATION

	By:	/s/ C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Roger Rowe
Roger Rowe
Vice President Finance, Chief Financial Officer and Secretary (Principal Financial Officer)